SECURITIES AND EXCHANGE COMMISSIONS

Washington, D.C. 20549

Form 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT:  May 3, 2006

CCA Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

2-85538-B

(Commission File Number)

1-31643

(IRS Employer Identification Number)

200 Murray Hill Parkway, East Rutherford, New Jersey 07073

(Address of principal executive offices, zip code)

(201) 330-1400

(Registrant’s telephone number including area code)

        Item 7.01. Other Events and Regulations FD Disclosures

May 3, 2006, the Company agreed to use its free cash to purchase in a private transaction, an aggregate of 24,392 shares of the Company’s common stock: 9,392 shares from Stanley Kreitman, a director of the Company and 15,000 shares from Rami Abada, a former director of the Company from April 1997 to February 2003.  The purchase price of the 24,392 shares was $10.50 discounted from the $10.70, the closing price at the close of business on April 28, 2006.  The purchase decreased the number of shares outstanding from 7,021,345.to 6,996,953.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly cased this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 3, 2006

______CCA Industries, Inc._       __

             Registrant

By:         Ira W. Berman_____       __

             Ira W. Berman, Secretary